EXHIBIT 99.2
                        COMMUNITY INDEPENDENT BANK, INC.
                                      PROXY

         Special Meeting of Shareholders to be held on _______ __, 2000
          This Proxy is solicited on behalf of the Board of Directors

         The undersigned hereby constitutes and appoints ____________, ______________, and ___________ and each or any of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Community Independent Bank, Inc. ("Community") that the undersigned may be entitled to vote at the Special Meeting of Shareholders of Community to be held at Haag's Hotel, Shartlesville, Pennsylvania on ____ __, 2000, commencing at 1:30 p.m., local time, and at any adjournment or postponement thereof as follows:

      1. Approve and adopt the merger agreement, dated as of July 23, 2000 between Community Independent Bank, Inc. and National Penn Bancshares, Inc., pursuant to which Community Independent Bank, Inc. will merge with and into National Penn Bancshares, Inc.

     [  ]     FOR               [  ]     AGAINST             [  ]     ABSTAIN

         The Board of Directors recommends a vote FOR this proposal.

      2. To consider and act upon such other business that may properly come before the Special Meeting and any adjournment or postponement of the meeting.

         This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder and as determined by the proxy voters as to any other business that may properly come before the Special Meeting. If no direction is made, this proxy will be voted "FOR" Proposal 1 above. This proxy also delegates discretionary authority to vote as to any other business that may properly come before the Special Meeting.

         The   undersigned   hereby   acknowledges    receipt   of   the   Proxy
Statement/Prospectus dated _________ __, 2000.

                                             Dated: ____________, 2000



                                             ------------------------------
                                             Signature of Shareholder



                                             ------------------------------
                                             Signature of Shareholder

Number of Shares Held of Record
on _________ __, 2000

                            This proxy must be dated,  signed by the shareholder
and returned promptly to Community in the enclosed envelope.

                            Note:  Please sign exactly as name(s)  appear in the
address. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.